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                                                            EXHIBIT 22



                  SUBSIDIARIES OF HARVARD INDUSTRIES, INC.


     The Company and all active subsidiaries as of September 30, 1996, are listed below, and are included in its consolidated financial statements:


                                        JURISDICTION OF       PERCENTAGE OF
     NAME                                INCORPORATION          OWNERSHIP
     ----                                -------------          ---------

Harman Automotive, Inc.                    Michigan               100%

Harman Automotive - Puerto Rico, Inc.*     Delaware               100

Hayes-Albion Corporation                   Michigan               100

Harvard Transportation Corporation*        Michigan               100

Trim Trends Canada Limited**               Canadian               100

The Kingston-Warren Corporation          New Hampshire            100

177192 Canada Inc.                         Canadian               100

Doehler-Jarvis, Inc.                       Delaware               100

Doehler-Jarvis Greeneville, Inc.***        Delaware               100

Doehler-Jarvis Pottstown, Inc.***          Delaware               100

Doehler-Jarvis Technologies, Inc.***       Delaware               100

Doehler-Jarvis Toledo, Inc.***             Delaware               100


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*    Subsidiary of Harman Automotive, Inc.
**   Subsidiary of Hayes-Albion Corporation
***  Subsidiary of Doehler-Jarvis, Inc.